040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20110075666-64
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 01/28/2011 2:38 PM
	Entity Number E0054272011-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	ANDY BUSINESS CONGLOMERATE, USA
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name ☐ Noncommercial Registered Agent (name and address below) **OR** ☒ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity: ANDY FAN, PRESIDENT Street Address: 3722 HONEY CREST DR. City: LAS VEGAS. Nevada Zip Code: 89135 Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 1,000,000,000 Par value per share: $ 0.001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Name: ANDY Z. FAN Street Address: 3722 HONEY CREST DR. City: LAS VEGAS. State: NV Zip Code: 89135 2) Name: ZHANG FEIBEN Street Address: Same as above City State Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Name: ANDY Z. FAN X [signature] Incorporator Signature Address: 3722 Honey Crest Dr. City: LAS Vegas State: NV Zip Code: 89135
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: 01/28/2011

This form must be accompanied by appropriate fees.

Additional Director.

SUO YIXIN

Same address as

ANDY Z. FAN

181102

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of ANDY BUSINESS CONGLOMERATE, USA
Name of Represented Business Entity

I, ANDY FAN am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) commercial registered agent listed with the Nevada Secretary of State,

~~b)~~ noncommercial registered agent with the following address for service of process:

~~3722 HONEY CREST DR. LAS VEGAS Nevada 89135~~
Street Address City Zip Code

Nevada
Mailing Address (if different from street address) City Zip Code

c) represented entity accepting own service of process at the following address:

PRESIDENT
Title of Office or Position of Person in Represented Entity

3722 HONEY CREST DR. LAS VEGAS, Nevada 89135
Street Address City Zip Code

Nevada
Mailing Address (if different from street address) City Zip Code

and hereby state that on 1/28/2011 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

Date 1/28/2011

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer

Date